                                                                 EXHIBIT (11)(a)



                       HEALTHDYNE, INC. AND SUBSIDIARIES
                Computation of Earnings (Loss) Per Common Share
               (Amounts in thousands, except per share amounts)
                                  (Unaudited)


                                                                            Three Months Ended
                                                                         -------------------------
                                                                                 March 31,
                                                                         -------------------------
                                                                          1995               1994
                                                                          ----               ----
Primary
- - - - - -------

Earnings (loss) from continuing operations                               $   662              (575)
Loss from discontinued operations                                              -            (1,380)
                                                                         -------            ------
Net earnings (loss)                                                      $   662            (1,955)
                                                                         =======            ======

Shares:
      Weighted average number of common shares
        outstanding                                                       15,294            15,195
      Shares issuable from assumed exercise of
        options and warrants                                                 456                87
                                                                         -------            ------

      Weighted average number of common shares
        and common share equivalents:                                     15,750            15,282
                                                                         =======            ======

Net earnings (loss) per common share
 and common share equivalent:
      Earnings (loss) from continuing operations                         $   .04              (.04)
      Loss from discontinued operations                                        -              (.09)
                                                                         -------            ------
      Net earnings (loss)                                                $   .04              (.13)
                                                                         =======            ======

Fully Diluted
- - - - - -------------

Earnings (loss) from continuing operations                               $   662              (575)
Loss from discontinued operations                                              -            (1,380)
                                                                         -------            ------
Net earnings (loss)                                                      $   662            (1,955)
                                                                         =======            ======

Shares:
      Weighted average number of common
        shares outstanding as adjusted per
        primary computation above                                         15,750            15,282

      Additional shares issuable from assumed
        exercise of options and warrants
        computed on a fully diluted basis                                     70                20
                                                                         -------            ------

                                                                          15,820            15,302
                                                                         =======            ======
Net earnings (loss) per common share
 and common share equivalent:
      Earnings (loss) from continuing operations                         $   .04              (.04)
      Loss from discontinued operations                                        -              (.09)
                                                                         -------            ------
      Net earnings (loss)                                                $   .04              (.13)
                                                                         =======            ======
